UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2012 (July 21, 2012)

FLOWERS FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-16247	58-2582379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 4, 2012, Flowers Foods, Inc. (“Flowers”) filed amendment no. 1 (“Amendment No. 1”) to its Current Report on Form 8-K originally filed on July 23, 2012 (the “Initial Form 8-K”) to disclose the completion of its previously announced acquisition of Lepage Bakeries, Inc. and certain of Lepage’s affiliated companies (“Lepage”) for cash and shares of Flowers common stock. Included with Amendment No. 1 were the financial statements of Lepage as of and for the year ended December 31, 2011 and the sixteen weeks ended April 21, 2012 and unaudited pro forma financial information of Flowers giving effect to the acquisition of Lepage and certain adjustments.

Due to a Lepage accountant’s error, the financial statements of Lepage as of and for the sixteen weeks ended April 21, 2012 contained certain errors. General and administrative expenses of Lepage for this period were understated by approximately $2.5 million, which resulted in an overstatement of income from operations, income before income taxes and net income by the same amount. This understatement led to an overstatement of (1) cash and cash equivalents of Lepage for this period by approximately $2.5 million, which impacted total current assets and total assets by the same amount, and (2) retained earnings of Lepage for this period by approximately $2.5 million, which impacted total stockholders’ equity and total liabilities and stockholders’ equity by the same amount. The unaudited pro forma condensed consolidated financial information of Flowers for the sixteen weeks ended April 21, 2012 contained corresponding errors, including an overstatement of Flowers’ pro forma net income by approximately $1.5 million and an overstatement of pro forma diluted net income per common share by $0.01.

This Amendment No. 2 includes, as Exhibit 99.1, the corrected unaudited condensed consolidated financial statements of Lepage as of and for the quarter ended April 21, 2012, including corresponding corrections to the notes thereto, and, as Exhibit 99.2, a corrected copy of the unaudited pro forma condensed consolidated financial information of Flowers, including corresponding corrections to certain pro forma adjustments and the related notes. Except as described above, all information contained in the Initial Form 8-K as amended by Amendment No. 1 remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The unaudited condensed consolidated financial statements of Lepage Bakeries, Inc. and certain of its affiliated companies as of and for the quarter ended April 21, 2012 are attached as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information of Flowers Foods, Inc. giving effect to the acquisition of Lepage and certain of its affiliated companies and certain adjustments is attached as Exhibit 99.2 and is incorporated herein by reference:

(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 21, 2012;

(ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011; and

(iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the sixteen weeks ended April 21, 2012.

(d)	Exhibits.

Statements contained in this Current Report on Form 8-K/A and the exhibits filed herewith that are not historical facts are forward-looking statements. These forward-looking statements include, among others, statements regarding the integration of Lepage and its affiliated companies, the expected benefits and costs of the Lepage acquisition, Flowers’ plans regarding the Lepage acquisition, the future financing and accounting impact of the Lepage acquisition and any statements of belief or assumptions underlying any of the foregoing. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) the possibility that expected costs and benefits of the Lepage acquisition may not materialize as expected or the failure of Flowers to successfully integrate the Lepage business or realize synergies, (b) competitive conditions in the baked foods industry, including promotional and price competition, (c) changes in consumer demand for our products, (d) the success of productivity improvements and new product introductions, (e) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (f) fluctuations in commodity pricing, (g) our ability to fully integrate recent acquisitions into our business, and (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value.

In addition, our results may also be affected by general factors such as economic and business conditions (including the baked foods markets), interest and inflation rates and such other factors as are described in the company’s filings with the Securities and Exchange Commission.

Exhibit No.	Description

99.1	Lepage Unaudited Condensed Consolidated Financial Statements for the Sixteen Weeks Ended April 21, 2012 and notes thereto.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
Date: November 8, 2012
	By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lepage Unaudited Condensed Consolidated Financial Statements for the Sixteen Weeks Ended April 21, 2012 and notes thereto.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information and notes thereto.